Exhibit 99.2

PRESS RELEASE

Gammon Gold Proposes to Acquire Capital Gold; Announces Signing of Letter of Intent

March 12, 2009 – Toronto, ON – Gammon Gold Inc. (“Gammon Gold”) (NYSE: GRS, TSX: GAM) and Capital Gold Corporation (“Capital Gold”) (TSX: CGC, OTC Bulletin Board: CGLD) have entered into a letter agreement (“Letter of Intent”) relating to Gammon Gold’s proposed acquisition (the “Acquisition”) of Capital Gold in an all-share transaction subject to satisfactory completion of due diligence and the negotiation of definitive documentation, receipt of Capital Gold shareholder approval, regulatory approvals and the satisfaction of certain other conditions.

The Letter of Intent contemplates, among other things, the issuance of 0.1028 Gammon Gold shares for each Capital Gold common share outstanding (the “Exchange Ratio”).  The Exchange Ratio implies a value for each Capital Gold share of US$0.76 and represents a premium of 29% to Capital Gold shareholders based on the respective 10-day volume weighted average trading prices of Gammon Gold’s and Capital Gold’s common shares closing  on March 11, 2009.  Capital Gold has approximately 198 million shares outstanding on a fully diluted basis.

The Letter of Intent provides that the parties plan to complete their respective technical, operating and financial due diligence and negotiate the terms of a definitive agreement (the “Definitive Agreement”) by March 31, 2009.  Capital Gold has agreed to a non-solicitation period expiring on March 31, 2009, subject to fiduciary outs, and both parties have agreed to the payment of a break fee to the other party in the amount of US$4.0 million payable only under certain circumstances.

The parties expect that the Definitive Agreement will include customary representations, warranties and covenants as well as various conditions, including:

•	the recommendation by Capital Gold’s Board of Directors to its shareholders to enter into the Acquisition;
•	approval by the shareholders of Capital Gold of the Acquisition;
•	receipt by Capital Gold of a fairness opinion from an independent financial advisor to the effect that the Exchange Ratio is fair to the holders of Capital Gold shares from a financial point of view;
•	lockup and support agreements from each officer and director of Capital Gold to support the Acquisition, subject to fiduciary outs;
•	receipt of all regulatory, third party and other approvals and consents, including consents of lenders; and
•	other customary terms and conditions, including but not limited to non-solicitation provisions, break fees, termination fees and a right to match, generally as referenced above.

Following closing of the Acquisition, it is expected that Mr. John Brownlie, currently Capital Gold’s Chief Operating Officer and director, will become a director of Gammon Gold.

Gammon Gold has engaged BMO Capital Markets as its financial advisor, Fasken Martineau DuMoulin LLP as its Canadian legal advisor and Kirkland & Ellis LLP as its U.S. legal advisor. Capital Gold has engaged Jennings Capital Inc. as its financial advisor, Macleod Dixon LLP as its Canadian legal advisor and Ballard Spahr Andrews Ingersoll, LLP as its U.S. legal advisor.

About Gammon Gold

Gammon Gold Inc. is a Nova Scotia based mid-tier gold and silver producer with properties in Mexico. Gammon Gold’s flagship Ocampo Project in Chihuahua State achieved commercial production in January 2007. Gammon Gold also operates its El Cubo operation in Guanajuato State and has the promising Guadalupe y Calvo development property in Chihuahua State. Gammon Gold remains 100% unhedged.  Further information about Gammon Gold and its operations is available on its website, www.gammongold.com.

About Capital Gold

Capital Gold Corporation is a gold production and exploration company. Through its Mexican subsidiaries and affiliates, it owns 100% of the El Chanate gold property in Sonora, Mexico. Capital Gold began gold production in July 2007. Further information about Capital Gold and the El Chanate Gold Mine is available on its website, www.capitalgoldcorp.com.

Important Additional Information Regarding the Acquisition will be filed with the SEC.

This press release is not, and is not intended to be, a solicitation of proxies or an offer of securities.  Capital Gold and Gammon Gold have not yet finalized the structure of the Acquisition.  If the Acquisition is structured as a merger, the parties will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”).  If the Acquisition is structured as a tender offer, Gammon Gold will file a registration statement/Tender Offer Statement on Schedule TO, and Capital Gold will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE SEC FILINGS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND THE PARTIES TO THE ACQUISITION.  Investors and security holders may obtain a free copy of these SEC filings (when available) and other documents filed by Capital Gold or Gammon Gold at the SEC Web site http://www.sec.gov.  These SEC filing and other documents also may be obtained for free from Capital Gold by directing such request to Capital Gold Corporation, Investor Relations, 76 Beaver Street, 14th floor, New York, New York 10005 or at Capital Gold’s Web site at www.capitalgoldcorp.com or from Gammon Gold by directing such request to Gammon Gold, Inc., Investor Relations, 1701 Hollis Street, Suite 400, Founders Square, PO Box 2067, Halifax, Nova Scotia, B3J 2Z1, Canada or at Gammon Gold's Web site at www.gammongold.com.

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. The use of any of the words “plans”, "expects", or “does not expect”, “is expected”, “budget”, “scheduled”, "anticipates", or “does not anticipate”,  "continue", "estimates", “forecasts”, "objective", "ongoing", "may", "will", "project", "should", "believe", "intends" or variations of such words and phrases or statements are intended to identify forward-looking information or statements. Forward-looking information is based on the opinions and estimates of management at the date the information is made, and is based on a number of assumptions and subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information.  More particularly and without limitation, this press release contains forward-looking statements and information concerning the Acquisition, Letter of Intent and Definitive Agreement.  The forward-looking statements and information are based on certain key expectations and assumptions made by Gammon Gold and Capital Gold. Although Gammon Gold and Capital Gold believe that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward-looking statements and information because neither of them can give any assurance that it will prove to be correct. Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. There are risks also inherent in the nature of the Acquisition, including agreement on a definitive agreement and whether the completion of the Acquisition will ultimately occur, incorrect assessment of the value of the respective properties of each of Gammon Gold and Capital Gold, and failure to obtain the required security holder, regulatory, third party and other approvals including the fairness opinion. Readers are cautioned that the foregoing list of factors is not exhaustive. There may be other factors that cause actions, events or results not to be anticipated, estimated or intended. The forward-looking statements and information contained in this press release are made as of the date hereof. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information.  Neither Gammon Gold nor Capital Gold undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

For further information please contact:

Rene Marion Chief Executive Officer Gammon Gold +1-902-468-0614	Jeff Pritchard Executive Vice President Investor Relations Capital Gold +1-212-344-2785